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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF THE REGISTRANT

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


                                                  Jurisdiction of
       Name                                        Incorporation               Assumed Names
       ----                                        -------------               -------------
USA Waste of Oklahoma, Inc.                           Oklahoma              Norman Transfer
                                                                            Moore Transfer
                                                                            Pinecrest Landfill

USA Waste of Texas, Inc.                              Texas                 ECO Waste Services
                                                                            Ellis County Landfill
                                                                            USA Waste of Fort Worth
Mission Disposal, Inc.                                Texas

Best Pak Disposal, Inc.                               Texas
USA Waste of Illinois, Inc.                           Illinois              Northshore Waste Control
                                                                            USA Waste Services

Countryside Landfill, Inc.                            Illinois
Lakeland Properties                                   Illinois

Central Illinois Disposal, Inc.                       Illinois
Big Dipper Enterprises, Inc.                          North Dakota          Dakota Landfill

Waste Recovery Corporation                            Ohio
USA Waste of Indiana, Inc.                            Indiana               Liberty Disposal

Earthmovers, Inc.                                     Indiana
Liberty Landfill, Inc.                                Indiana

Soil Remediation of Philadelphia, Inc.                Delaware
West Virginia Waste Services, Inc.                    West Virginia

Envirofil, Inc.                                       Delaware
Envirofil Services, Inc.                              Delaware

EVH Co.                                               Delaware
Envirofil of Illinois, Inc.                           Illinois              Leroy Brown Landfill

Ellis-Scott, Inc.                                     Missouri
Sacramento Valley Environmental Waste Company         California
Mid-Valley Acquisition Corporation                    Delaware

EWA, Inc.                                             Delaware
Stockton Scavengers Association                       California

Kitsap County Sanitary Landfill, Inc.                 Washington            Olympic View Sanitary Landfill
Brem-Air Disposal, Inc.                               Oregon                Brem-Med


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
North Sound Sanitation, Inc.                          Washington            North-Med
South Sound Sanitation, Inc.                          Washington            South-Med

Juan De Fuca Corrugated, Ltd.                         Washington            Peninsula Recycling
Stanwood Camano Disposal, Inc.                        Washington

Environmental Waste of Skagit County, Inc.            Washington
Meadowbrook Carting Co.                               New Jersey

Mid-Jersey Disposal, Inc.                             New Jersey
Quality Recycling Co., Inc.                           New Jersey

Forcees, Inc.                                         New Jersey
CleanSoils Fairless Hills, Inc.                       Minnesota

U.S.A. Waste of Fairless Hills, Inc.                  Delaware
Chambers Development Company, Inc.                    Delaware

Chambers Clearview Environmental Landfill, Inc.       Mississippi
Chambers Development of Ohio, Inc.                    Ohio

Chambers Development Virginia, Inc.                   Virginia
Chambers Enterprises, Inc.                            Pennsylvania

Chambers International, Inc.                          Delaware
Chambers Laurel Highlands Landfill, Inc.              Pennsylvania

Chambers Maplewood Landfill, Inc.                     Virginia
Chambers Medical Technologies, Inc. (Incorporated     Pennsylvania
2/12/85)

Chambers Medical Technologies, Inc. (Incorporated     Pennsylvania
4/26/91
Chambers Medical Technologies of South Carolina,      South Carolina
Inc.
Chambers New Jersey Land, Inc.                        New Jersey

Chambers Oakridge Landfill, Inc.                      South Carolina
Chambers Orange County Landfill, Inc.                 Florida

Chambers Resources, Inc.                              Pennsylvania
Chambers Richland County Landfill, Inc.               South Carolina

Chambers Services, Inc.                               Delaware
Chambers Smyrna Landfill, Inc.                        Georgia

Chambers Waste Systems of California, Inc.            California
Chambers Waste Systems of Florida, Inc.               Florida

Chambers Waste Systems of Mississippi, Inc.           Mississippi
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
Chambers Waste Systems of New Jersey, Inc.            New Jersey
Chambers Waste Systems of New York, Inc.              New York

Chambers Waste Systems of North Carolina, Inc.        North Carolina
Chambers Waste Systems of Ohio, Inc.                  Ohio

Chambers Waste Systems of Rhode Island, Inc.          Rhode Island
Chambers Waste Systems of South Carolina, Inc.        South Carolina

Chambers Waste Systems of Texas, Inc.                 Texas
Chambers Waste Systems of Virginia, Inc.              Virginia

Chambers of Delaware, Inc.                            Delaware
Chambers of Georgia, Inc.                             Georgia

Chambers of Illinois, Inc.                            Illinois
Chambers of Indiana, Inc.                             Indiana

Chambers of Maryland, Inc.                            Maryland
Chambers of Massachusetts, Inc.                       Massachusetts

Chambers of Mississippi, Inc.                         Mississippi
Chambers of New Jersey, Inc.                          New Jersey

Chambers of New Jersey Recycling, Inc.                New Jersey
Chambers of Pennsylvania, Inc.                        Pennsylvania

Chambers of Tennessee, Inc.                           Tennessee
Chambers of West Virginia, Inc.                       West Virginia

Dauphin Meadows, Inc.                                 Pennsylvania
The H. Sienknecht Co.                                 Tennessee
LCS Services, Inc.                                    West Virginia

William H. Martin, Inc.                               Pennsylvania
Morris County Transfer Station, Inc.                  New Jersey

Rail-It Corporation                                   Illinois
Rail-It Limited Partnership                           Illinois

Remote Landfill Services, Inc.                        Tennessee
CDC Services, Inc.                                    Delaware

Southern Alleghenies Disposal Services, Inc.          Pennsylvania
U.S. Services Corporation                             Pennsylvania

U.S. Utilities Services Corp.                         Pennsylvania
Chambers R & B Landfill, Inc.                         Georgia

Brazoria County Recycling Center, Inc.                Texas
Sunray Services, Inc.                                 Delaware
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
Old Dominion Recycling Services, Inc.                 Virginia
White Bros. Trucking Company                          New Jersey

Ellesor, Inc.                                         New Jersey
Safety Recycling Company, Inc.                        New Jersey

Art-Jo Company                                        New Jersey
Fulton Sanitation Services, Inc.                      Arkansas

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